Exhibit 99.1

SPX Reports Fourth Quarter and Full-Year 2021 Results

Q4 and Full-Year GAAP EPS of $0.10 and $1.27
Q4 and Full-Year Adjusted EPS* of $0.88 and $2.33
Introducing 2022 Full-Year Adjusted EPS* Guidance Range of $2.50-$2.80

CHARLOTTE, N.C., Feb. 23, 2022 (GLOBE NEWSWIRE) -- SPX Corporation (NYSE:SPXC) today reported results for the fourth quarter and year ended December 31, 2021. As a result of the completion of wind-down activities in South Africa, in the fourth quarter the company began reporting the results of its South African operations as a discontinued operation for all periods presented, and has eliminated the Other segment from its reporting structure.

Gene Lowe, President and CEO, remarked, “SPX closed 2021 with solid performance, reflecting strong demand in our end markets, offset by continued supply constraints. We generated robust cash flow and ended the year with a very strong balance sheet.

“Overall, 2021 was an exciting year for SPX, with several significant accomplishments. The sale of Transformer Solutions simplified and strengthened our portfolio, allowing us to focus on our higher margin, higher growth HVAC and Detection & Measurement segments. We continued to execute on our value creation roadmap, closing on three strategic acquisitions that expand our long-term growth opportunities. We also advanced our digital and continuous improvement initiatives, and furthered progressed in our ESG and Diversity & Inclusion journeys.”

Mr. Lowe further commented, “Looking ahead to 2022, end market demand remains strong for our highly-engineered products, as evidenced by robust orders and backlog. While we expect the challenging supply chain and labor environment to persist into the first half of 2022, we anticipate solid full year-on-year growth and remain confident in the strength of our platforms. With significant investment capacity to pursue strategic organic and inorganic growth opportunities, a talented, experienced team, and a simplified, higher-return portfolio, we remain excited about the future and are on track to achieve our ‘SPX 2025’ plan.”

Fourth Quarter 2021 Overview:

For the fourth quarter of 2021, the Company reported revenue of $350.0 million and operating income of $13.9 million, compared with revenue of $348.3 million and operating income of $29.1 million in the fourth quarter of 2020. Operating income in the fourth quarter of 2021 included the effect of a $23.6 million charge resulting from changes in estimates associated with asbestos product liability matters, compared with a $9.4 million charge in the fourth quarter of 2020. Diluted income per share from continuing operations in the fourth quarter of 2021 was $0.10, compared with $0.44 in the fourth quarter of 2020. In addition to the $23.6 million charge noted above, diluted income per share from continuing operations in the fourth quarter of 2021 included the effect of a $21.0 million non-operating charge associated with retained asbestos product liability matters of previously disposed businesses, compared with a $7.6 million charge in the fourth quarter of 2020.

Adjusted operating income* was $48.4 million, compared with $47.4 million in the fourth quarter of 2020. Adjusted earnings per share* in the fourth quarter of 2021 was $0.88, compared with $0.94 in the fourth quarter of 2020. Adjusted results for both periods excluded the charges noted above.

Full Year 2021 Overview:

For the full year of 2021, the Company reported revenue of $1,219.5 million and operating income of $73.7 million, compared with revenue of $1,128.1 million and operating income of $96.9 million in 2020. Operating income for the full year of 2021 included the effect of a $26.3 million charge associated with asbestos product liability matters, compared with a $9.4 million charge in 2020. Diluted income per share from continuing operations in 2021 was $1.27, compared with $1.61 in 2020. In addition to the $26.3 million charge noted above, diluted income per share from continuing operations in 2021 included the effect of the previously mentioned $21.0 million non-operating charge associated with retained asbestos product liability matters, compared with a $7.6 million charge in 2020.

Adjusted operating income* in 2021 was $135.1 million, compared with $125.1 million in 2020. Adjusted earnings per share* in 2021 was $2.33, compared with $2.12 in 2020. Adjusted results for both periods excluded the charges noted above.

Fourth Quarter and Full-Year Financial Comparisons:
GAAP Results:

($ millions)	Q4 2021	Q4 2020	FY 2021	FY 2020
Revenue	$350.0	$348.3	$1,219.5	$1,128.1
Operating Income	13.9	29.1	73.7	96.9
Segment Income	61.4	58.5	173.9	171.8

Adjusted Results:

($ millions)	Q4 2021	Q4 2020	FY 2021	FY 2020
Revenue	$350.0	$348.3	$1,219.5	$1,128.1
Adjusted Operating Income*	48.4	47.4	135.1	125.1
Adjusted Segment Income*	67.3	65.4	200.6	187.1
* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for the fourth quarter of 2021 was $211.8 million, compared with $230.2 million in the fourth quarter of 2020, a decrease of 8.0%, including a 9.0% decrease in organic revenue, a 0.9% increase from the acquisition of Cincinnati Fan, and a 0.1% favorable impact related to currency fluctuation. The organic decrease was the result of lower heating product volumes and cooling project revenues.

Segment income in the fourth quarter of 2021 was $33.0 million, compared to $37.8 million in the fourth quarter of 2020. Adjusted segment income*, which excludes intangible amortization expense and acquisition related costs of $1.5 million, was $34.5 million, or 16.3% of revenue. This compares with adjusted segment income* of $39.0 million, or 16.9% of revenue in the fourth quarter of 2020, which excludes intangible amortization expense and acquisition related costs of $1.2 million. The decrease in adjusted segment income* and 60 basis points decrease in adjusted segment income margin* were due primarily to the lower revenues noted above and the impact of supply chain constraints.

For the full year of 2021, revenue was $752.1 million, compared with $740.8 million in 2020, an increase of 1.5%, including a 1.3% increase in organic revenue, a 0.3% increase from the acquisition of Cincinnati Fan, a 0.6% unfavorable impact from the settlement of a legacy dry cooling contract, and a 0.5% favorable impact related to currency fluctuation. The increase in revenues was due primarily to an increase in organic revenue for the segment’s heating business.

For the full year of 2021, segment income was $104.2 million, compared to $102.7 million in 2020. Adjusted segment income*, which excludes intangible amortization expense and acquisition related costs of $3.5 million, was $107.7 million, or 14.3% of revenue. This compares with adjusted segment income* of $106.2 million, or 14.3% of revenue in 2020, which excludes intangible amortization expense and acquisition related costs of $3.5 million. The increase in income, compared to 2020, was due primarily to the increase in revenues noted above.

Detection & Measurement

Revenue for the fourth quarter of 2021 was $138.2 million, compared with $118.1 million in the fourth quarter of 2020, an increase of 17.0%, including a 4.2% increase in organic revenue and a 12.8% increase from the acquisitions of Sealite and ECS. The organic increase was primarily due to stronger sales of fare collection, communication technologies and obstruction lighting products.

Segment income for the fourth quarter of 2021 was $28.4 million, compared to $20.7 million in the fourth quarter 2020. Adjusted segment income*, which excludes intangible amortization expense and acquisition related costs of $4.4 million, was $32.8 million, or 23.7% of revenue. This compares with adjusted segment income* of $26.4 million, or 22.4% of revenue in the fourth quarter of 2020, which excludes intangible amortization expense and acquisition related costs of $5.7 million. The increase in adjusted segment income* and 130 basis points increase in adjusted segment income margin* were due primarily to a higher mix of project revenues.

For the full year of 2021, revenue was $467.4 million, compared with $387.3 million in 2020, an increase of 20.7%, including a 5.0% increase in organic revenue, a 14.6% increase from the acquisitions of Sealite, ULC, ECS, and Sensors & Software, and a 1.1% favorable impact related to currency fluctuation. The increase in organic revenues was primarily the result of higher sales of underground locator products, and to a lesser extent, communication technologies and obstruction lighting products.

For the full year of 2021 segment income was $69.7 million, compared to $69.1 million in 2020. Adjusted segment income*, which excludes intangible amortization expense and acquisition related costs of $23.2 million, was $92.9 million, or 19.9% of revenue. This compares with adjusted segment income* of $80.9 million, or 20.9% of revenue in 2020, which excludes intangible amortization expense and acquisition related costs of $11.8 million. The increase in income, compared to 2020, was due primarily to the increase in revenues noted above.

Financial Update: As of December 31, 2021, SPX had total outstanding debt of $246.0 million and total cash of $388.2 million. During the full-year 2021, SPX generated net operating cash from continuing operations of $131.2 million. Capital expenditures for continuing operations for the full-year 2021 were $9.6 million.

2022 Guidance Update:

SPX is targeting adjusted consolidated revenue of approximately $1.34-$1.41 billion, an adjusted operating income margin* of approximately 11%-12%, and adjusted earnings per share* in a range of $2.50-$2.80.

Segment and company performance is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	$855-$890 million ($752 million in 2021)	14.0%-14.5% (14.3% in 2021)
Detection & Measurement	$485-$520 million ($467 million in 2021)	19.0%-21.0% (19.9% in 2021)
Total SPX Adjusted	$1.34-$1.41 billion ($1.22 billion in 2021)	16.0%-17.0% (16.4% in 2021)

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results that include “adjusted” non-GAAP financial measures. Reconciliations of adjusted results to the most comparable GAAP measures are available in the exhibits of this press release.

Form 10-K: The company expects to file its annual report on Form 10-K for the year ended December 31, 2021 with the Securities and Exchange Commission on or before March 1, 2022. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss fourth quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 2176750

A replay of the call will be available by telephone through Wednesday, March 2, 2022.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 2176750

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors during the first quarter of 2022 and the Company will also be participating virtually in the Sidoti Spring Small Cap Conference on March 23rd.

About SPX Corporation: SPX Corporation is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Corporation has more than 3,100 employees in 15 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation of each historical non-GAAP measure to the respective most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the fourth quarter, the impact of foreign exchange rate changes subsequent to the end of the fourth quarter, impacts from further spread of COVID-19, and asbestos liability, environmental and litigation charges.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: the impact of the COVID-19 pandemic and governmental and other actions taken in response; the uncertainty of claims resolution with respect to the large power projects in South Africa, as well as claims with respect to asbestos, environmental and other contingent liabilities; cyclical changes and specific industry events in the company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; domestic economic, political, legal, accounting and business developments adversely affecting the company’s business, including regulatory changes; changes in worldwide economic conditions; uncertainties with respect to the company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any announced acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Nick Illuminati, Manager, Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com
Source: SPX Corporation

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Revenues	$350.0	$348.3	$1,219.5	$1,128.1
Costs and expenses:
Cost of products sold	220.7	224.8	787.7	732.6
Selling, general and administrative	86.3	77.6	309.6	272.5
Intangible amortization	5.6	5.7	21.6	14.0
Impairment of intangible assets	5.7	0.7	5.7	0.7
Special charges, net	0.3	1.0	1.0	2.4
Other operating expenses, net	17.5	9.4	20.2	9.0
Operating income	13.9	29.1	73.7	96.9

Other income (expense), net	(8.6)	(8.7)	9.0	(0.1)
Interest expense	(2.2)	(4.4)	(13.3)	(18.4)
Interest income	0.3	—	0.5	0.2
Income from continuing operations before income taxes	3.4	16.0	69.9	78.6
Income tax (provision) benefit	1.0	4.5	(10.9)	(4.8)
Income from continuing operations	4.4	20.5	59.0	73.8

Income (loss) from discontinued operations, net of tax	(3.7)	7.8	5.7	28.9
Gain (loss) on disposition of discontinued operations, net of tax	5.7	(2.5)	360.7	(3.7)
Income from discontinued operations, net of tax	2.0	5.3	366.4	25.2

Net income	$6.4	$25.8	$425.4	$99.0

Basic income per share of common stock:
Income from continuing operations	$0.10	$0.46	$1.30	$1.65
Income from discontinued operations	0.04	0.11	8.09	0.57
Net income per share	$0.14	$0.57	$9.39	$2.22

Weighted-average number of common shares outstanding — basic	45.427	44.894	45.289	44.628

Diluted income per share of common stock:
Income from continuing operations	$0.10	$0.44	$1.27	$1.61
Income from discontinued operations	0.04	0.12	7.88	0.55
Net income per share	$0.14	$0.56	$9.15	$2.16

Weighted-average number of common shares outstanding — diluted	46.705	46.151	46.495	45.766

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and equivalents	$388.2	$64.0
Accounts receivable, net	223.4	210.8
Contract assets	28.9	32.5
Inventories, net	189.8	155.0
Other current assets (includes income taxes receivable of $8.7 and $27.3 at December 31, 2021 and 2020, respectively)	73.1	88.4
Assets of discontinued operations	—	124.4
Total current assets	903.4	675.1
Property, plant and equipment:
Land	13.9	12.9
Buildings and leasehold improvements	62.9	59.2
Machinery and equipment	231.4	208.3
	308.2	280.4
Accumulated depreciation	(194.9)	(173.6)
Property, plant and equipment, net	113.3	106.8
Goodwill	457.3	368.6
Intangibles, net	415.5	305.0
Other assets	675.9	591.7
Deferred income taxes	11.0	23.9
Assets of discontinued operations	—	219.1
Assets of DBT and Heat Transfer (includes cash and equivalents of $7.8 and $4.3 at December 31, 2021 and 2020, respectively)	52.2	43.5
TOTAL ASSETS	$2,628.6	$2,333.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119.6	$102.1
Contract liabilities	44.7	38.8
Accrued expenses	217.9	206.6
Income taxes payable	42.1	0.4
Short-term debt	2.2	101.2
Current maturities of long-term debt	13.0	7.2
Liabilities of discontinued operations	—	115.8
Total current liabilities	439.5	572.1

Long-term debt	230.8	304.0
Deferred and other income taxes	31.3	26.6
Other long-term liabilities	788.5	741.4
Liabilities of discontinued operations	—	31.4
Liabilities of DBT and Heat Transfer	35.6	18.1
Total long-term liabilities	1,086.2	1,121.5

Stockholders’ Equity:
Common stock	0.5	0.5
Paid-in capital	1,334.2	1,319.9
Retained deficit	(51.8)	(477.2)
Accumulated other comprehensive income	263.9	248.5
Common stock in treasury	(443.9)	(451.6)
Total stockholders’ equity	1,102.9	640.1
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,628.6	$2,333.7

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Cash flows from (used in) operating activities:
Net income	$6.4	$25.8	$425.4	$99.0
Less: Income from discontinued operations, net of tax	2.0	5.3	366.4	25.2
Income from continuing operations	4.4	20.5	59.0	73.8
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	0.3	1.0	1.0	2.4
Gain on change in fair value of equity security	(2.8)	(1.2)	(11.8)	(8.6)
Impairment of intangible assets	5.7	0.7	5.7	0.7
Deferred and other income taxes	(3.3)	(12.7)	(1.4)	0.3
Depreciation and amortization	10.4	10.6	42.3	31.9
Pension and other employee benefits	(9.6)	8.1	(8.6)	10.7
Long-term incentive compensation	3.4	3.6	12.8	13.1
Other, net	0.7	1.7	4.3	5.0
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable and other assets	(94.7)	(27.9)	(19.8)	33.5
Inventories	0.6	24.8	(21.0)	—
Accounts payable, accrued expenses and other	120.6	41.5	70.3	(56.1)
Cash spending on restructuring actions	(0.1)	(0.5)	(1.6)	(1.5)
Net cash from continuing operations	35.6	70.2	131.2	105.2
Net cash from (used in) discontinued operations	(14.8)	(0.3)	43.4	21.1
Net cash from operating activities	20.8	69.9	174.6	126.3

Cash flows from (used in) investing activities:
Expenditures related to company owned life insurance, net	(39.4)	(1.3)	(31.2)	(0.2)
Business acquisitions, net of cash acquired	(145.2)	(16.5)	(265.2)	(104.4)
Capital expenditures	(2.1)	(2.8)	(9.6)	(15.3)
Net cash used in continuing operations	(186.7)	(20.6)	(306.0)	(119.9)
Net cash from (used in) discontinued operations	2.2	(3.7)	620.1	(6.2)
Net cash from (used in) investing activities	(184.5)	(24.3)	314.1	(126.1)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	0.8	13.7	209.9	197.6
Repayments under senior credit facilities	(2.4)	(88.9)	(346.0)	(207.8)
Borrowings under trade receivables agreement	—	69.4	179.0	134.4
Repayments under trade receivables agreement	—	(46.0)	(207.0)	(106.4)
Net repayments under other financing arrangements	(0.1)	(0.4)	(0.4)	(2.2)
Payment of contingent consideration	—	—	—	(1.5)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	0.4	3.6	(3.3)	2.2
Net cash from (used in) continuing operations	(1.3)	(48.6)	(167.8)	16.3
Net cash from (used in) discontinued operations	0.5	—	0.2	(0.4)
Net cash from (used in) financing activities	(0.8)	(48.6)	(167.6)	15.9
Change in cash and equivalents due to changes in foreign currency exchange rates	0.4	0.6	6.6	(2.5)
Net change in cash and equivalents	(164.1)	(2.4)	327.7	13.6
Consolidated cash and equivalents, beginning of period	560.1	70.7	68.3	54.7
Consolidated cash and equivalents, end of period	$396.0	$68.3	$396.0	$68.3

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Twelve months ended
	December 31, 2021	December 31, 2020	Δ	%/bps	December 31, 2021	December 31, 2020	Δ	%/bps
HVAC reportable segment

Revenues	$211.8	$230.2	$(18.4)	(8.0)%	$752.1	$740.8	$11.3	1.5%
Gross profit	64.9	71.5	(6.6)		226.4	226.9	(0.5)
Selling, general and administrative expense	30.5	33.0	(2.5)		118.8	121.3	(2.5)
Intangible amortization expense	1.4	0.7	0.7		3.4	2.9	0.5
Income	$33.0	$37.8	$(4.8)	(12.7)%	$104.2	$102.7	$1.5	1.5%
as a percent of revenues	15.6%	16.4%		-80 bps	13.9%	13.9%		0 bps

Detection & Measurement reportable segment

Revenues	$138.2	$118.1	$20.1	17.0%	$467.4	$387.3	$80.1	20.7%
Gross profit	64.4	52.0	12.4		205.4	168.6	36.8
Selling, general and administrative expense	31.8	26.3	5.5		117.5	88.4	29.1
Intangible amortization expense	4.2	5.0	(0.8)		18.2	11.1	7.1
Income	$28.4	$20.7	$7.7	37.2%	$69.7	$69.1	$0.6	0.9%
as a percent of revenues	20.5%	17.5%		300 bps	14.9%	17.8%		-290 bps

Consolidated Revenues	$350.0	$348.3	$1.7	0.5%	$1,219.5	$1,128.1	$91.4	8.1%
Consolidated Segment Income	61.4	58.5	2.9	5.0%	173.9	171.8	2.1	1.2%
as a percent of revenues	17.5%	16.8%		70 bps	14.3%	15.2%		-90 bps

Total segment income	$61.4	$58.5	$2.9		$173.9	$171.8	$2.1
Corporate expense	20.6	14.7	5.9		60.5	49.7	10.8
Long-term incentive compensation expense	3.4	3.6	(0.2)		12.8	13.1	(0.3)
Impairment intangible assets	5.7	0.7	5.0		5.7	0.7	5.0
Special charges, net	0.3	1.0	(0.7)		1.0	2.4	(1.4)
Other operating expense	17.5	9.4	8.1		20.2	9.0	11.2
Consolidated operating income	$13.9	$29.1	$(15.2)	(52.2)%	$73.7	$96.9	$(23.2)	(23.9)%
as a percent of revenues	4.0%	8.4%		-440 bps	6.0%	8.6%		-260 bps

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Twelve months ended
	December 31, 2021
Beginning cash and equivalents	$68.3
Cash from continuing operations	131.2
Capital expenditures	(9.6)
Expenditures related to company-owned life insurance policies, net	(31.2)
Business acquisitions, net of cash acquired	(265.2)
Borrowings under senior credit facilities	209.9
Repayments under senior credit facilities	(346.0)
Borrowings under trade receivables agreement	179.0
Repayments under trade receivables agreement	(207.0)
Net repayments under other financing arrangements	(0.4)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(3.3)
Cash from discontinued operations	663.7
Change in cash due to changes in foreign currency exchange rates	6.6
Ending cash and equivalents	$396.0

	Debt at				Debt at
	December 31, 2020	Borrowings	Repayments	Other	December 31, 2021
Revolving loans	$129.8	$209.9	$(339.7)	$—	$—
Term loan	250.0	—	(6.3)	—	243.7
Trade receivables financing arrangement	28.0	179.0	(207.0)	—	—
Other indebtedness	6.0	0.6	(1.0)	(2.3)	3.3
Less: Deferred financing costs associated with the term loan	(1.4)	—	—	0.4	(1.0)
Totals	$412.4	$389.5	$(554.0)	$(1.9)	$246.0

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Three months ended December 31, 2021
	HVAC	Detection & Measurement
Net Revenue Growth (Decline)	(8.0)%	17.0%

Exclude: Foreign Currency	0.1%	—%

Exclude: Acquisitions	0.9%	12.8%

Organic Revenue Growth (Decline)	(9.0)%	4.2%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Twelve months ended December 31, 2021
	HVAC	Detection & Measurement
Net Revenue Growth	1.5%	20.7%

Exclude: Foreign Currency	0.5%	1.1%

Exclude: Settlement of legacy dry cooling contract	(0.6)%	—%

Exclude: Acquisitions	0.3%	14.6%

Organic Revenue Growth	1.3%	5.0%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Total segment income	$61.4	$58.5	$173.9	$171.8

Exclude: Acquisition related costs (1)	(0.3)	(1.2)	(5.1)	(1.3)

Exclude: Amortization expense (2)	(5.6)	(5.7)	(21.6)	(14.0)

Adjusted segment income	$67.3	$65.4	$200.6	$187.1
as a percent of revenues (3)	19.2%	18.8%	16.4%	16.6%

HVAC REPORTABLE SEGMENT:
	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
HVAC segment income	$33.0	$37.8	$104.2	$102.7

Exclude: Acquisition related costs (1)	(0.1)	(0.5)	(0.1)	(0.6)

Exclude: Amortization expense (2)	(1.4)	(0.7)	(3.4)	(2.9)

HVAC adjusted segment income	$34.5	$39.0	$107.7	$106.2
as a percent of HVAC segment revenues (3)	16.3%	16.9%	14.3%	14.3%

DETECTION & MEASUREMENT REPORTABLE SEGMENT:
	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Detection & Measurement segment income	$28.4	$20.7	$69.7	$69.1

Exclude: Acquisition related costs (1)	(0.2)	(0.7)	(5.0)	(0.7)

Exclude: Amortization expense (2)	(4.2)	(5.0)	(18.2)	(11.1)

Detection & Measurement adjusted segment income	$32.8	$26.4	$92.9	$80.9
as a percent of Detection & Measurement segment revenues (3)	23.7%	22.4%	19.9%	20.9%

(1) Includes cost incurred in connection with acquisitions during the periods herein, including additional "Cost of products sold" related to the step-up of inventory (to fair value) acquired in connection with these acquisitions of $0.3 and $0.3 during the three months ended December 31, 2021 and 2020, respectively, and $2.6 and $0.3 during the twelve months ended December 31, 2021 and 2020, respectively. The twelve months ended December 31, 2021 also includes a non-cash asset impairment charge of $1.8.

(2) Represents amortization expense associated with acquired intangible assets.

(3) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Operating income	$13.9	$29.1	$73.7	$96.9

Include - TSA Income (1)	0.9	—	0.9	—

Exclude:
Acquisition related and other costs (2)	(4.8)	(2.5)	(13.0)	(4.5)

Other operating expense (3)	(17.5)	(9.4)	(20.2)	(9.0)

Amortization expense (4)	(5.6)	(5.7)	(21.6)	(14.0)

Impairment of intangible assets	(5.7)	(0.7)	(5.7)	(0.7)

Adjusted operating income	$48.4	$47.4	$135.1	$125.1
as a percent of revenues (5)	13.8%	13.6%	11.1%	11.1%

(1) Represents transition services revenue related to the Transformer Solutions disposition. Amount recorded in non-operating income for U.S. GAAP purposes.

(2) For the three and twelve months ended December 31, 2021, represents (i) cost incurred in connection with acquisitions, including inventory step-up charges of $0.3 and $2.6, respectively, (ii) costs associated with our Transformer Solutions and South Africa businesses that could not be allocated to discontinued operations for U.S. GAAP purposes of $2.3 and $3.1, respectively, and (iii) a non-cash impairment charge of $0.0 and $1.8, respectively. For the three and twelve months ended December 31, 2020, represents (i) cost incurred in connection with acquisitions, including inventory step-up charges of $0.3 and $0.3, respectively, and (ii) costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes of $0.5 and $1.5, respectively.

(3) Represents charges associated with (i) asbestos product liability matters related to products that we no longer manufacture of $23.6 and $26.3 during the three and twelve months ended December 31, 2021, respectively, and $9.4 during the three and twelve months ended December 31, 2020, (ii) a net gain of $6.1 during the three and twelve months ended December 31, 2021 related to revisions of the liabilities associated with contingent consideration on recent acquisitions, and (iii) a gain of $0.4 during the twelve months ended December 31, 2020 resulting from revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business.

(4) Represents amortization expense associated with acquired intangible assets.

(5) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2021
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$61.4	$5.9	$67.3
Corporate expense (2)	(20.6)	5.2	(15.4)
Long-term incentive compensation expense	(3.4)	—	(3.4)
Impairment of intangible assets (3)	(5.7)	5.7	—
Special charges, net (4)	(0.3)	0.2	(0.1)
Other operating expense (5)	(17.5)	17.5	—
Operating income	13.9	34.5	48.4

Other expense, net (6)	(8.6)	6.9	(1.7)
Interest expense, net	(1.9)	—	(1.9)
Income from continuing operations before income taxes	3.4	41.4	44.8
Income tax (provision) benefit (7)	1.0	(4.9)	(3.9)
Income from continuing operations	4.4	36.5	40.9

Diluted shares outstanding	46.705		46.705

Earnings per share from continuing operations	$0.10		$0.88

(1) Adjustment represents the removal of amortization expense associated with acquired intangible assets ($5.6) and inventory step-up charges related to the ECS and Cincinnati Fan acquisitions ($0.3).

(2) Adjustment represents the removal of acquisition related expenses and costs associated with our Transformer Solutions and South Africa businesses that could not be allocated to discontinued operations for U.S. GAAP purposes ($2.3), as well as a reclassification of transition services income ($0.9) from "Other expense, net."

(3) Adjustment represents the removal of non-cash charges related to the impairment of certain intangible assets.

(4) Adjustment represents the removal of restructuring charges associated with acquisition integration activities.

(5) Adjustment represents the removal of charges related to asbestos product liability matters associated with products that we no longer manufacture ($23.6) and a net gain related to contingent consideration fair value adjustments ($6.1).

(6)Adjustment represents the removal of (i) charges related to asbestos product liability matters associated with products that we no longer manufacture ($21.0), (ii) non-service pension and postretirement gains ($10.4), and (iii) a gain on equity security associated with a fair value adjustment ($2.8), as well as the reclassification of income related to a transition services agreement ($0.9) to "Corporate expense."

(7) Adjustment represents the tax impact of items (1) through (6) above and the removal of certain discrete income tax charges that are considered non-recurring.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve Months Ended December 31, 2021
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$173.9	$26.7	$200.6
Corporate expense (2)	(60.5)	8.6	(51.9)
Long-term incentive compensation expense	(12.8)	—	(12.8)
Impairment of intangible assets (3)	(5.7)	5.7	—
Special charges, net (4)	(1.0)	0.2	(0.8)
Other operating expense (5)	(20.2)	20.2	—
Operating income	73.7	61.4	135.1

Other income, net (6)	9.0	(3.7)	5.3
Interest expense, net	(12.8)	0.2	(12.6)
Income from continuing operations before income taxes	69.9	57.9	127.8
Income tax provision (7)	(10.9)	(8.7)	(19.6)
Income from continuing operations	59.0	49.2	108.2

Diluted shares outstanding	46.495		46.495

Earnings per share from continuing operations	$1.27		$2.33

(1) Adjustment represents the removal of (i) amortization expense associated with acquired intangible assets ($21.6), (ii) inventory step-up charges related to the Sensors & Software, Sealite, ECS and Cincinnati Fan acquisitions of ($2.6), (iii) integration costs of ($0.7) and (iv) a non-cash asset impairment charge of ($1.8).

(2) Adjustment represents the removal of acquisition related expenses and costs associated with our Transformer Solutions and South Africa businesses that could not be allocated to discontinued operations for U.S. GAAP purposes ($3.1), as well as a reclassification of transition services income ($0.9) from "Other income, net."

(3) Adjustment represents the removal of non-cash charges related to the impairment of certain intangible assets.

(4) Adjustment represents the removal of restructuring charges associated with acquisition integration activities.

(5) Adjustment represents the removal of charges related to asbestos product liability matters associated with products that we no longer manufacture ($26.3) and net gains related to contingent consideration fair value adjustments ($6.1).

(6)Adjustment represents the removal of (i) charges related to asbestos product liability matters associated with products that we no longer manufacture ($21.0), (ii) a gain on equity security associated with a fair value adjustment ($11.8), (iii) non-service pension and postretirement gains ($11.6), and (iv) a gain on the sale of an equity security of ($0.4), as well as the reclassification of income related to a transition services agreement ($0.9) to "Corporate expense."

(7) Adjustment primarily represents the tax impact of items (1) through (6) above and the removal of certain discrete income tax charges that are considered non-recurring.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2020
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$58.5	$6.9	$65.4
Corporate expense (2)	(14.7)	1.3	(13.4)
Long-term incentive compensation expense	(3.6)	—	(3.6)
Impairment of intangible assets (3)	(0.7)	0.7	—
Special charges, net	(1.0)	—	(1.0)
Other operating expense (4)	(9.4)	9.4	—
Operating income	29.1	18.3	47.4

Other income (expense), net (5)	(8.7)	13.5	4.8
Interest expense, net	(4.4)	—	(4.4)
Income from continuing operations before income taxes	16.0	31.8	47.8
Income tax (provision) benefit (6)	4.5	(9.1)	(4.6)
Income from continuing operations	20.5	22.7	43.2

Diluted shares outstanding	46.151		46.151

Earnings per share from continuing operations	$0.44		$0.94

(1) Adjustment represents the removal of amortization expense associated with acquired intangible assets ($5.7), inventory step-up charges related to the Sensors & Software acquisition of ($0.3), and integration costs of ($0.9).

(2) Adjustment represents the removal of acquisition related expenses and cost associated with our South Africa business that could not be allocated to discontinued operations ($0.5).

(3) Adjustment represents the removal of non-cash charges related to the impairment of certain intangible assets.

(4) Adjustment represents the removal of charges related to asbestos product liability matters associated with products that we no longer manufacture.

(5)Adjustment represents the removal of (i) non-service pension and postretirement charges ($7.1), (ii) charges related to asbestos product liability matters associated with products that we no longer manufacture ($7.6), and (iii) a gain on an equity security associated with a fair value adjustment ($1.2).

(6) Adjustment primarily represents the tax impact of items (1) through (5) above.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve Months Ended December 31, 2020
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$171.8	$15.3	$187.1
Corporate expense (2)	(49.7)	3.2	(46.5)
Long-term incentive compensation expense	(13.1)	—	(13.1)
Impairment of intangible assets (3)	(0.7)	0.7	—
Special charges, net	(2.4)	—	(2.4)
Other operating expense (4)	(9.0)	9.0	—
Operating income	96.9	28.2	125.1

Other income (expense), net (5)	(0.1)	6.8	6.7
Interest expense, net	(18.2)	—	(18.2)
Income from continuing operations before income taxes	78.6	35.0	113.6
Income tax provision (6)	(4.8)	(11.9)	(16.7)
Income from continuing operations	73.8	23.1	96.9

Diluted shares outstanding	45.766		45.766

Earnings per share from continuing operations	$1.61		$2.12

(1) Adjustment represents the removal of amortization expense associated with acquired intangible assets ($14.0), inventory step-up charges related to the Sensors & Software acquisition of ($0.3), and integration costs of ($1.0).

(2) Adjustment represents the removal of acquisition related expenses and costs associated with our South Africa business that could not be allocated to discontinued operations ($1.5).

(3) Adjustment represents the removal of non-cash charges related to the impairment of certain intangible assets.

(4) Adjustment represents the removal of charges related to asbestos product liability matters associated with products that we no longer manufacture of ($9.4) and income associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business ($0.4).

(5)Adjustment represents the removal of (i) non-service pension and postretirement charges ($7.8), (ii) charges related to asbestos product liability matters associated with products that we no longer manufacture ($7.6), and (iii) a gain on an equity security associated with a fair value adjustment ($8.6).

(6) Adjustment primarily represents the tax impact of items (1) through (5) above.